UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 18, 2015

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54996	42-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 283-8505 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 18, 2015 the Board of Directors of Social Reality, Inc. determined that the balance sheets of Steel Media at December 31, 2013 and 2012 and the statements of operations, stockholder's equity and cash flows for the years ended December 31, 2013 and 2012 (collectively, the "Steel Audited Financials"), as well as the unaudited balance sheet at September 30, 2014 and the unaudited condensed statements of operations, stockholder's equity and cash flows for the nine months ended September 30, 2014 and 2013 (collectively, the "Steel Unaudited Financials") should no longer be relied upon.  The Steel Audited Financials and the Steel Unaudited Financials were filed as Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K/A we filed on January 13, 2015 following our acquisition of Steel Media on October 30, 2014.

In reviewing the accounting practices of Steel Media subsequent to the closing of the acquisition we have determined that the Steel Audited Financials and Steel Unaudited Financials contain errors related to the accounting for commission paid to Steel Media employees which resulted in liabilities and related compensation expense being understated for the above referenced periods.

Our Chief Financial Officer discussed the errors with Armanino LLP, the independent audit firm which issued the report on the Steel Audited Financials, as well as RBSM, our independent registered public accounting firm.

Generally, the expected effects of correcting these accounting errors on the Steel Audited Financial Statements are:

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for the year ended December 31, 2012, an increase in current liabilities of approximately $71,000 and a decrease in the net loss of approximately $80,000; and

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for the year ended December 31, 2013, an increase in current liabilities of approximately $131,000 and a reduction in net income of approximately $61,000.

The corrections will also result in changes to the statements of cash flows and stockholder's equity in the Steel Audited Financials.  We also expect changes in current liabilities and net income in the Steel Unaudited Financials as a result of the correction of the accounting errors in those periods in amounts which have yet to be determined.  The correction will also result in changes to the condensed statements of cash flows and condensed statements of stockholder's equity in the Steel Unaudited Financials.

We expect to file restated Steel Audited Financials and restated Steel Unaudited Financials as soon as practicable.  The final changes to the previously filed Steel Audited Financials may differ from the estimated changes set forth above based upon the results of such restatement.  The restatements of the Steel Audited Financials and Steel Unaudited Financials will have no impact on the previously filed financial statements for Social Reality, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: February 20, 2015	By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer